                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CAPSTONE PHARMACY SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        CAPSTONE PHARMACY SERVICES, INC.
                   9901 EAST VALLEY RANCH PARKWAY, SUITE 3001
                               IRVING, TEXAS 75063

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 1997

TO THE STOCKHOLDERS OF CAPSTONE PHARMACY SERVICES, INC.:

     The Annual Meeting of Stockholders of CAPSTONE PHARMACY SERVICES, INC. (the "Company") will be held at Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on June 27, 1997, at 8:00 a.m. Eastern Daylight Time, for the purposes of considering and voting upon the following matters:

1. To elect new Directors to serve for one-year terms and until their successors are duly elected and qualified;

2. To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors to increase the number of shares of Common Stock reserved for issuance from 1,600,000 shares to 4,000,000 shares;

3. To approve an amendment to the Company's 1995 Nonqualified Stock Option Plan for Directors to increase the number of shares of Common Stock reserved for issuance from 200,000 shares to 400,000 shares; and

4. In their discretion, on such other matters as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on May 30, 1997, will be entitled to vote at the Annual Meeting of Stockholders.

     The Company's Board of Directors urges all Stockholders of record to exercise their right to vote at the Annual Meeting of Stockholders personally or by proxy. Accordingly, we are sending you the accompanying Proxy Statement and the enclosed proxy card.

     Your attention is directed to the Proxy Statement accompanying this notice for a statement regarding matters to be acted upon at the Annual Meeting of Stockholders.

                                    By Order of the Board of Directors,


                                    James D. Shelton, Secretary

Irving, Texas
June 4, 1997

     YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED IN THE MANNER PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

                        CAPSTONE PHARMACY SERVICES, INC.
                   9901 EAST VALLEY RANCH PARKWAY, SUITE 3001
                               IRVING, TEXAS 75063

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CAPSTONE PHARMACY SERVICES, INC. (the "Company") to be used at the Annual Meeting of Stockholders to be held on June 27, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, on June 27, 1997, at 8:00 a.m. Eastern Daylight Time. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about June 4, 1997.

     A stockholder who executes and returns the accompanying form of proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. Proxies will be voted in accordance with instructions noted on the proxies. Unless otherwise specifically instructed in the proxies, it is the intention of the persons named in the proxy to vote all proxies received by them FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN WHO ARE STANDING FOR ELECTION AS DIRECTORS, FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL AND DIRECTORS TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE FROM 1,600,000 SHARES TO 4,000,000 SHARES, AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE FROM 200,000 SHARES TO 400,000 SHARES. Management does not know of any other matters which will be presented for action at the Annual Meeting of Stockholders. If any other matter does come before the Annual Meeting of Stockholders, however, the persons appointed in the proxy will vote in accordance with their best judgment on such matter.

     This solicitation is made by the Company, by whom the cost of this proxy solicitation will be borne. It is contemplated that proxies will be solicited solely by mail. Corporate Communications, Inc. will be paid a fee of $5,000.00 in connection with mailing proxies on behalf of the Company. Banks, brokers and other custodians will be requested to forward proxy soliciting materials to their customers where appropriate, and the Company will reimburse such banks, brokers, and custodians for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the Company's shares.

                       SUMMARY OF MATTERS TO BE CONSIDERED

     At the Annual Meeting of Stockholders, the stockholders of the Company will be asked to vote on the following matters: (1) the election of nine nominees to serve as directors for one-year terms and until their successors are duly elected and qualified (See Proposal 1: "Election of Directors"); (2) To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors to increase the number of shares of Common Stock reserved for issuance from 1,600,000 shares to 4,000,000 shares (See Proposal 2:
"Amendment of 1995 Nonqualified Stock Option Plan for Key Personnel and Directors"); (3) to approve an amendment to the Company's 1995 Nonqualified Stock Option Plan for Directors to increase the number of shares of Common Stock reserved for issuance from 200,000 shares to 400,000 shares (See Proposal 3:
"Amendment of 1995 Nonqualified Stock Option Plan for Directors"); and (4) on such other matters as may properly come before the Annual Meeting of Stockholders.

                                     VOTING

     Stockholders of record as of May 30, 1997, will be entitled to vote at the Annual Meeting of Stockholders. At the close of business on that day, there were outstanding 34,005,266 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). See "Stock Ownership of Directors, Executive Officers and Principal Holders." Each share of Common Stock is entitled to one vote, which may be given in person or by proxy authorized in writing. The Company has no other classes of voting stock issued. The Company has the authority to issue shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

     To vote by proxy, a stockholder should complete, sign, date and return the enclosed proxy to the Secretary of the Company. The Board of Directors urges you to so complete the proxy card whether or not you plan to attend the Annual Meeting of Stockholders. If you attend the Annual Meeting of Stockholders in person, you may, if you wish, vote in person on all matters brought before the Annual Meeting of Stockholders even if you have previously delivered your proxy. Any stockholder who has given a proxy may revoke it any time prior to exercise by filing an instrument revoking it with the Secretary of the Company, by duly executing a proxy bearing a later date, or by attending the Annual Meeting of Stockholders and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the appointment.

     The director nominees will be elected by a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting of Stockholders. All other matters submitted to the stockholders will be approved by the affirmative vote of a majority of shares for which votes are cast at the Annual Meeting of Stockholders. Abstentions and broker non-votes will not be counted as affirmative votes, but will be counted for purposes of determining the presence or absence of a quorum. On matters requiring majority or two-thirds vote of all outstanding shares for approval, abstentions have the effect of negative votes. Abstentions and broker non-votes have no legal effect on any other proposal.

                          STOCK OWNERSHIP OF DIRECTORS,
                    EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth, as of May 27, 1997 the number and percentage of shares of the Company's Common Stock owned by (i) all persons known to the Company to be holders of 5% or more of such securities, (ii) each director and nominee, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere herein, and (iv) all directors and executive officers of the Company, as of May 27, 1997, as a group. Unless otherwise indicated, all holdings are of record and beneficial.


                                                                     Number of
                                                                Shares Beneficially         Percentage of Total
                         Name                                        Owned (1)                Outstanding (2)
-------------------------------------------------------      -------------------------     --------------------
Counsel Corporation (3) ...............................              8,356,815                     23.0%
  Exchange Tower
  Two First Canadian Place, Suite 1300
  Toronto, Ontario, Canada M5X 1E3
Integrated Health Services, Inc. ......................              2,112,490                      6.2
  10065 Red Run Blvd.
  Owings Mills, Maryland  21117
Denis A. and Sandra Lou Portaro Revocable Trust of
  1992 and Ronald Belville ............................              2,513,804                      7.4
  2596 Mission Street
  San Marino, California  91108
Northwestern Mutual Life Insurance Co. ................                866,300                      2.5
  720 E. Wisconsin Avenue
  Milwaukee, Wisconsin  53202
Dirk Allison (4) ......................................                225,245                       *
James D. Shelton ......................................                    -0-                       *
Robert Della Valle (5) ................................                 33,333                       *
Allan C. Silber (6) ...................................                498,333                      1.4
Morris A. Perlis (6) ..................................                498,333                      1.4
Joseph F. Furlong, III (7, 8, 12) .....................                277,000                       *
John Haronian (8, 10)..................................                145,000                       *
Edward Sonshine, Q.C. (7, 8) ..........................                 77,000                       *
Gail Wilensky, Ph.D.  (9) .............................                 17,500                       *
Albert Reichmann (9) ..................................                 17,500                       *
John E. Zuccotti (9, 11) ..............................                 27,000                       *
All directors and executive officers as a group
  (11 persons) (13) ...................................              1,816,244                      5.1%

-------------------

*  Indicates less than 1%

1 Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

2 The percentages shown are based on 34,005,266 shares of Common Stock outstanding on May 27, 1997, plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which includes shares subject to stock options and warrants held by such holder which are exercisable within sixty (60) days of such date.

3 Includes 1,298,181 and 1,038,545 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively. Directors Silber, Sonshine and Perlis are directors of Counsel and director Silber beneficially owns or controls approximately 18% of the common stock of Counsel, a majority of which is pledged to a lender. Directors Sonshine and Perlis own in the aggregate less than 5% of Counsel's common stock. All of the directors listed in this footnote (3) disclaim beneficial ownership of shares of Common Stock in their capacity as directors of Counsel, and Mr. Silber disclaims beneficial ownership of shares of Common Stock in his capacity as a significant stockholder of Counsel.

4 Includes 15,170 and 12,136 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively and 16,666, 15,000, 50,000, 83,333 and 2,500 shares issuable upon the exercise of options at $4.31, $4.44, $8.50, $10.50 and $11.25 per share, respectively.

5 Includes 33,333 shares issuable upon the exercise of options at $10.50 per share.

6 Includes 25,000 and 20,000 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000, 2,500, 250,000, 50,000,
     83,333 and 2,500 shares issuable upon the exercise of options at $4.44, $7.50, $4.31, $8.50, $10.50 and $11.25 per share, respectively.

7 Includes 15,000 and 12,000 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively.

8 Includes 15,000, 2,500 and 2,500 shares issuable upon the exercise of options at $4.44, $7.50 and $11.25 per share, respectively.

9 Includes 15,000 and 2,500 shares issuable upon the exercise of options at $4.44 and $11.25 per share, respectively.

10 Includes 15,000 and 15,000 shares issuable upon the exercise of options at $2.85 and $3.50 per share, respectively, and 25,000 and 20,000 shares issuable upon the exercise of warrants at $4.50 per share and $5.50 per share, respectively.

11 Includes 2,500 and 2,000 shares issuable upon the exercise of warrants at $4.50 and $5.50 per share, respectively.

12 Includes 200,000 shares issuable upon the exercise of warrants at $12.00 per share.

13 Includes 1,570,804 shares issuable upon the exercise of options and warrants.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section l6(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") (and, if such security is registered on a national securities exchange, also with the exchange). Such executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon representations submitted by the Company's directors and executive officers and the Company's review of filings on Forms 3, 4 and 5, including amendments thereto, the Company has concluded that all such forms were timely filed.


                               EXECUTIVE OFFICERS

     The Company's executive officers are as follows:


                                                                    PRINCIPAL OCCUPATION;
NAME OF OFFICER           AGE         OFFICER SINCE              OCCUPATION LAST FIVE YEARS
---------------           ---         -------------              --------------------------
R. Dirk Allison            41           May 1995        Director of the Company since August
                                                        1995; President and Chief Executive
                                                        Officer of the Company since May 1995;
                                                        President and Chief Executive Officer of
                                                        PremierPharmacy, Inc. ("Premier") from
                                                        July 1993 to May 1995; President and
                                                        Chief Executive Officer of Allied
                                                        Pharmacy Management, Inc. ("Allied")
                                                        from February 1988 to June 1993.

James D. Shelton           42         February 1997     Executive Vice President, Chief Financial
                                                        Officer and Secretary of the Company
                                                        since February 1997; Vice President-
                                                        Chief Financial Officer of Allied from
                                                        December 1993 to January 1997; Vice
                                                        President of Evergreen Healthcare, Inc.
                                                        from October 1992 to December 1993,
                                                        and as Vice President-Chief Financial
                                                        Officer of its predecessor, National
                                                        Heritage, Inc. from February 1990 to
                                                        October 1992.


Robert Della Valle         45           July 1996       Executive Vice President and Chief
                                                        Operating Officer of the Company since
                                                        July 1996;  President and Chief Executive
                                                        Officer and Vice President of Allied;
                                                        employed by Allied since June 1987 and
                                                        held the position of President and Chief
                                                        Operating Officer from July 1993 to July
                                                        1996.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the services in all capacities to the Company for the fiscal year ended December 31, 1996 (the "1996 Fiscal Year"), the ten months ended December 31, 1995 and fiscal year ended February 28, 1995 of those persons who were, at any time during the 1996 Fiscal Year, the Company's chief executive officer or, at December 31, 1996, the Company's other executive officers, and who received annual salary and bonus in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                                   ------------------------
                                                  ANNUAL COMPENSATION                       AWARDS             PAYOUTS
                                      -------------------------------------------  ------------------------    -------
                                                                                                 SECURITIES
                                                                                   RESTRICTED    UNDERLYING
        NAME AND                                                  OTHER ANNUAL       STOCK       OPTIONS/       LTIP     ALL OTHER
   PRINCIPAL POSITION     YEAR(S)     SALARY($)     BONUS($)   COMPENSATION(1)($)  AWARD(S)($)    SARS (#)     PAYOUTS  COMPENSATION
------------------------ --------     ---------   -----------  ------------------  -----------  ------------   -------  ------------
R. Dirk Allison ........ Dec 1996      230,000    104,425(4)          -0-              -0-         327,500       -0-        -0-
  President and CEO(2)   Dec 1995(3)   123,000        -0-             -0-              -0-          65,000       -0-        -0-
                         Feb 1995         *            *               *                *             *           *          *

Robert Della Valle ..... Dec 1996       79,719     40,000(4)          -0-              -0-         150,000       -0-        -0-
  Chief Operating        Dec 1995         *            *               *                *             *           *          *
  Officer(5)             Feb 1995         *            *               *                *             *           *          *

Donald W. Hughes ....... Dec 1996      150,000        -0-             -0-              -0-          30,000       -0-        -0-
  Former CFO(6)          Dec 1995(3)     9,230        -0-             -0-              -0-          20,000       -0-        -0-
                         Feb 1995         *            *               *                *             *           *          *

----------------------------

* Indicates periods prior to employment with the Company.

(1) Perquisites for each executive officer are in amounts which do not require disclosure.
(2)  Mr. Allison joined the Company in May, 1995.
(3)  Represents a ten-month period.
(4)  Earned in 1996 and paid in 1997.
(5)  Mr. Della Valle joined the Company in July, 1996.
(6)  Mr. Hughes resigned in February, 1997.

OPTION GRANTS

     The table below provides information on grants of stock options pursuant to the Company's Option Plans (the "Option Plans") during the 1996 Fiscal Year, to the officers named in the Summary Compensation Table. Additional grants have been made to certain officers, directors and other employees since December 31, 1996. See "Stock Ownership of Directors, Executive Officers and Principal Holders." The Company grants no stock appreciation rights.


          OPTION/SAR GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1996

                                              INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
                            -----------------------------------------------------                       VALUE AT ASSUMED
                                                    PERCENT OF                                           ANNUAL RATES OF
                              NUMBER OF                TOTAL                                               STOCK PRICE
                             SECURITIES            OPTIONS/SARS                                          APPRECIATION FOR
                             UNDERLYING             GRANTED TO         EXERCISE OR                        OPTION TERM(1)
                            OPTIONS/SARS           EMPLOYEES IN        BASE PRICE     EXPIRATION     ------------------------
        NAME                 GRANTED (#)            FISCAL YEAR          ($/SH)          DATE         5% ($)         10% ($)
---------------------       ------------           ------------        -----------    ----------     ---------      ---------
R. Dirk Allison                 75,000                  4.7%              8.50         03/15/06        400,920      1,016,011
                               250,000                 15.7%             10.50         11/29/06      1,650,848      4,183,574
                                 2,500                   *               11.25         12/31/06         17,688         44,824

Robert Della Valle              50,000                  3.1%             10.13         07/30/06        318,535        807,231
                               100,000                  6.3%             10.50         11/29/06        660,339      1,673,430

Donald W. Hughes(2)             25,000                  1.6%              8.50         02/02/98        133,640        338,670
                                 5,000                   *               10.13         02/02/98         31,854         80,723

--------------------
*    Less than one percent.

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

(2) Mr. Hughes resigned February 2, 1997. 8,333 and 1,667 of the options shown in the table remain exercisable by Mr. Hughes following his resignation.

OPTION EXERCISES AND VALUES

     The table below provides information as to exercises of options by the executive officers named in the Summary Compensation Table during the 1996 Fiscal Year under the Option Plans and the year-end value of unexercised options. The Company grants no stock appreciation rights.

               AGGREGATED OPTION/SAR EXERCISES IN THE FISCAL YEAR
            ENDED DECEMBER 31, 1996 AND PERIOD-END OPTION/SAR VALUES

                                                                                NUMBER OF
                                                                               SECURITIES                 VALUE OF
                                                                               UNDERLYING           UNEXERCISED IN-THE-
                                                                               UNEXERCISED           MONEY OPTIONS/SARS
                                                                             OPTIONS/SARS AT        AT DECEMBER 31, 1996
                                                                            DECEMBER 31, 1996      FISCAL YEAR-END ($)(1)
                                                                           FISCAL YEAR-END (#)

                             SHARES ACQUIRED                                  EXERCISABLE/               EXERCISABLE/
         NAME                ON EXERCISE (#)       VALUE REALIZED ($)         UNEXERCISABLE             UNEXERCISABLE
         ----                ---------------       ------------------        ---------------           ----------------
R. Dirk Allison                    -0-                     -0-               142,499/250,001           $367,587/526,338
Robert Della Valle                 -0-                     -0-                33,333/116,667             29,333/121,167
Donald W. Hughes (2)               -0-                     -0-                16,667/-0-                 61,951/-0-

--------------------------

(1) Options are classified as "in-the-money" if the market value of the underlying Common Stock exceeds the exercise price of the option. The per share value of such in-the-money options is the difference between the option exercise price and $11.38, the per share fair market value of the underlying Common Stock as of December 31, 1996. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon the exercise of options will be based on the per share market price of the Common Stock at the time of exercise and are thus dependent upon future performance of the Common Stock.

(2) Mr. Hughes resigned February 2, 1997. The number of securities underlying options granted to Mr. Hughes prior to his resignation were 20,000, 25,000 and 5,000 shares issuable upon the exercise of options at $6.00, $8.50 and $10.13, respectively. The table sets forth the amounts that remain exercisable by Mr. Hughes following his resignation.


COMPENSATION COMMITTEE REPORT

     The following Compensation Committee Report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the persons named below.

     Decisions on compensation of the Company's senior executives, except for decisions related to awards under the Company's Options Plans, are made by the Compensation Committee of the Company's Board of Directors. It is the task of the Compensation Committee to establish executive compensation guidelines for the Company which are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company and its stockholders.

     The current members of the Compensation Committee have met with the entire Board of Directors in setting the compensation for the current executive officers and have set forth policies to govern such compensation currently and in the future. The Committee continues to review all management compensation in light of these policies.

Compensation Philosophy and Policies for Executive Officers

     The Company's primary business goal is to provide high quality service while maximizing stockholder value. The Company believes it can best achieve this goal by achieving leadership in the provision of relevant and high quality health services, expanding its operations primarily through acquisitions and internal growth without imperiling the achievement of other strategic objectives, and establishing a reputation as a desirable employer and responsible corporate citizen. In late 1995, the Company reviewed and reformulated its compensation philosophy and policies and has subsequently followed such philosophy and policies in setting compensation. The Compensation Committee has continued to review the Company's compensation philosophy and policies, as well as their effect on individual compensation. The Compensation Committee seeks to forge a strong link between the Company's business goals and its compensation program by aligning the interests of its stockholders and management personnel, including executive officers. The Company's executive compensation program is intended to be consistent with this overall philosophy for compensation at all management levels. The Company believes that by aligning management compensation with the Company's business goal, the likelihood of the Company's success on both a short-term and long-term basis is increased.

     The Company's current executive compensation program supports the Company's strategy and objective of creating stockholder value by:

     - Emphasizing pay for performance by linking a significant portion of executive compensation to the performance of both the Company and the individual executive officer.

     - Directly aligning the interest of executives with the long-term interest of stockholders by awarding stock options at current market prices to give value to the executives through long-term stock appreciation.

     - Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

     - Appropriately balancing the Company's short-term and long-term business, financial and strategic goals.

     Currently, the Company's executive compensation program is comprised of three principal components: base salary, annual cash incentive (bonus) and long-term incentive opportunity through stock options. The annual executive pay targets (base salary plus incentive) are intended to be competitive with executive compensation of other U.S. public health care companies, particularly institutional pharmacy companies, when the Company meets or exceeds its annual operating goals.

     The Company attempts to compare its executive pay targets with the annual pay of other publicly held companies, particularly institutional pharmacy companies, subject to available information. These other companies include companies from the Peer Group reflected in the Stock Performance Graph found elsewhere in this Proxy. Since the Peer Group is small, however, the Compensation Committee retains the discretion to compare the Company's executive pay targets with those of companies outside of this group. The Compensation Committee also has considered the turnaround situation faced by current management in setting compensation. The Compensation Committee expects compensation for the current fiscal year to be below the median even if incentive targets are reached.

     The Compensation Committee intends to review its compensation packages in light of the recently announced merger that would combine Capstone with Beverly Enterprises, Inc. The Compensation Committee believes that compensation should meet the following goals in connection with the proposed merger: incentivize current management and employees during the interim period prior to the merger; retain management and employees to participate in managing and operating the combined entity; and, ultimately, fit with the internal compensation system of the combined entity.

Base Salary

     All management salaries, including those of the executives, are evaluated on a regular basis. In making its decision on salary levels, the Company does not use a predetermined formula. In determining the salaries of the Company's new executive team, the Company considered past earnings of those individuals as well as historical Company compensation and the new executives' potential to contribute to the Company's future. In evaluating appropriate pay levels and salary increases for Company executives, the Compensation Committee, without assigning particular weight to any, intends to consider the following factors: level of responsibility of the executive, individual job performance, internal salary structure, pay practices of other companies, size of the Company and achievement of the Company's strategic goals. In the past, salary ranges have been based primarily on individual job performances and past earnings.

Annual Cash Incentives

     Annual cash incentive awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive's area of responsibility. Specific weighting is assigned for identified financial, strategic and management practices goals. At least 50% of the available bonus percentage for each named executive officer is now tied to Company profitability, generally defined by achievement of the annual budget as approved by the Board of Directors. The remaining percentages are based on specific goals set for each executive, such as quality of care, revenue growth, accounts receivable management, control expenses and integration of acquisitions. The nature of the operational goals and the weighting assigned to each is subject to change annually.

     Company executives may earn a bonus of between 20% and 50% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance in light of these goals is determined on an arithmetic scale with the pre-established weighting. Discretionary adjustments by the Compensation Committee are possible if the Committee believes the circumstances so warrant. For the 1996 Fiscal Year, bonuses awarded to Messrs. Allison and Della Valle were $104,425 (45.0% of base compensation) and $40,000 (24.2% of base compensation), respectively.

Long-Term Incentives

     The Company's long-term incentive compensation program consists of incentive and nonqualified stock options which are related to improvement in long-term stockholder value. Stock option grants are designed to focus an executive's attention on managing the Company from the perspective of long-term owner with an equity stake in the business. Stock options are granted under the Option Plans by the Disinterested Stock Option Plan Committee.

     The option grants to executive officers offer the right to purchase shares of Common Stock at their fair market value on the date of the grant. These options will have value only if the Company's stock price increases. The number of shares covered by each grant is selected based on the executive's level of responsibility and past and anticipated contributions to the Company.

Chief Executive Officer Compensation

     Mr. Allison is the Company's Chief Executive Officer. Generally, the Chief Executive Officer is eligible to participate in the same executive compensation plans available to the Company's other senior executive officers. The Compensation Committee's general approach in setting the Chief Executive Officer's annual compensation is derived from the same considerations described above, that is to be competitive with other U.S. publicly held health care corporations, but also to have a significant portion of annual incentive compensation based upon specific corporate-wide operating performance criteria.

     The Compensation Committee approved a $230,000 base salary for Mr. Allison for the 1996 Fiscal Year and established his range of incentive bonus at between 35-50% of this base salary, or a maximum of $115,000. Mr. Allison's compensation package was developed primarily based upon his historical compensation elsewhere and his experience in the industry and with turn-around situations. According to market data, such base salary and annual incentive target were below the median of the comparison companies mentioned above and appropriately within the Company's overall internal pay practices. For the 1996 Fiscal Year, Mr. Allison received a bonus of $104,425. In 1996, stock options to acquire 325,000 shares of Common Stock were granted to Mr. Allison in connection with his position as Chief Executive Officer.

Tax Regulations

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1 million in the current fiscal year and, accordingly, to date the Company has not adopted a policy in this regard.

     THE FOREGOING REPORT IS SUBMITTED BY ALL OF THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS, WHOSE MEMBERS ARE AS FOLLOWS:
ALBERT REICHMANN, MORRIS A. PERLIS AND JOSEPH F. FURLONG, III.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following current directors served on the Compensation Committee during the 1996 Fiscal Year: Reichmann, Perlis and Furlong. No member of the Compensation Committee is an employee of the Company.

                              CERTAIN TRANSACTIONS

CERTAIN SERVICES BY NON-EMPLOYEE DIRECTORS

     Since his election to the Board of Directors in December 1994, Mr. Silber has provided various services to the Company in connection with improving the financial position, results of operations and capital structure of the Company. These have included his service as Co-Chairman and Chairman of the Board of Directors, assistance with routine acquisitions, assistance with the completion of certain private placements and direction of the replacement of the Company's bank line of credit. Mr. Silber has received no cash compensation for such services.

     Since his election to the Board of Directors in December 1994, Mr. Perlis has provided various services to the Company in connection with the Company's long term strategy and decisions concerning the retention or disposition of the Company's lines of business. These have included his service as Vice Chairman of the Board of Directors and interim Chief Executive Officer, negotiation of modifications to material contracts and indebtedness of the Company, assistance with personnel and operational matters, and assistance with the Company's regulatory compliance program. Mr. Perlis has received no cash compensation for such services.

     Set forth below is a summary of various transactions involving the Company and certain directors, officers, stockholders or other affiliates. It is the policy of the Company to notify the Board of Directors and seek the approval of a majority of the members of the Board or an appropriate committee who are not related to an interested party in connection with transactions between the Company and a related party.

PRIVATE OFFERINGS BY THE COMPANY

     On July 29, 1996, Counsel purchased from the Company in a private placement transaction, 2,112,490 shares of common stock at a price of approximately $11.83 per share for net proceeds to the Company of $25 million. The proceeds were used as part of the purchase price for the Symphony acquisition.

     Counsel Corporation beneficially owns approximately 23.0% of the outstanding Common Stock and voting power of the Company and, as such, is the Company's largest stockholder. As a result of Counsel's investment in the Company, the Company has agreed to use its best efforts to cause four Counsel nominees to serve on the Company's Board of Directors. As a result of the foregoing, Counsel has a significant influence on matters brought before the stockholders or the Board of Directors, although it cannot control the outcome of any vote.

CONSULTING SERVICES

     Director Furlong is a principal of Adirondack Capital Advisors LLC ("Adirondack"). The Company has entered into an agreement with Adirondack, dated June 25, 1996, pursuant to which Adirondack will assist the Company in identifying and negotiating transactions with acquisition targets. Adirondack receives as compensation 3.0% of the first $10.0 million of aggregate transaction value plus .7% of aggregate transaction value in excess thereof as well as a number of warrants to buy the Company's common stock set according to a formula, not to exceed 200,000 in the aggregate, at a strike price of $12.00. As of May 20, 1997 the Company had issued warrants to purchase 200,000 shares and had paid approximately $1,109,740 in connection with this Agreement. An additional $87,000 was earned, but unpaid in connection with this Agreement.

     Adirondack and the Company have also entered into an agreement, dated December 10, 1996, pursuant to which Adirondack serves as financial advisor to the Company in connection with the proposed merger of Beverley Enterprises, Inc. with and into the Company. Pursuant to that agreement, Adirondack has earned $1.0 million for rendering a fairness opinion and will receive an additional $3.0 million fee if the merger is consummated.

     An affiliate of Director Reichmann received fees of $445,000 in connection with the Geri-Care and IMD acquisitions.

     Directors Silber and Perlis received fees of $600,000 and $400,000, respectively, in connection with the Symphony acquisition.

     Curtis B. Johnson, the general counsel of DCAmerica Inc. ("DCA"), a Counsel subsidiary, has provided legal services to the Company since April 1995 pursuant to an agreement between the Company and DCA providing for reimbursement of DCA's allocable costs related to such services. Mr. Johnson has options to acquire 25,000 shares of Capstone's common stock for an exercise price of $4.31 per share.

     Marvin Sirota, a former officer and director of the Company, is providing consulting services pursuant to a Severance and Consulting Agreement dated January 15, 1995. Under the Severance and Consulting Agreement, Mr. Sirota receives $11,607.00 per month through May 31, 1997 plus expenses incurred in connection with his obligations to the Company.

     Frank Mandelbaum, a former officer and director of the Company, is providing consulting services pursuant to a Severance and Consulting Agreement dated January 26, 1995. Under the Severance and Consulting Agreement, Mr. Mandelbaum receives $11,607.00 per month through May 31, 1997 plus expenses incurred in connection with his obligations to the Company.

     Charles Lathrop, Jr., a former officer and director of the Company, is providing consulting services pursuant to a Severance and Consulting Agreement dated March 8, 1995. Under the Severance and Consulting Agreement, Mr. Lathrop receives $10,000 per month through April 14, 1997 and $4,583 per month for twelve months thereafter, plus expenses incurred in connection with his obligations to the Company.

     It is the policy of the Company to notify the Board of Directors and seek the approval of a majority of the members of the Board or its Executive Committee who are not related to Counsel in connection with transactions between the Company and its affiliates, including Counsel.

STOCK PERFORMANCE GRAPH

     The stock performance graph depicted below is not deemed to be part of a document filed with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act without the express written consent of the Company.

     The following graph compares the cumulative total returns of the Company with those of the Nasdaq Market Index and a peer group index. Cumulative return assumes $100 invested in the Company or respective index on February 28, 1992, with dividend reinvestment through December 31, 1996. The Company has selected a peer group known as the DOSE Group as compiled by Research Data Group. This peer group index is comprised of approximately 7 companies, excluding the Company. These companies are Care Group, Inc., Genesis Health Ventures Inc., Mednet Mpc Corp, Omnicare Inc., Synetic Inc., Vitalink Pharmacy Services Inc. and Grancare Inc. Delaware.

               COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
 AMONG CAPSTONE PHARMACY SERVICES, INC., THE S & P 500 INDEX AND A PEER GROUP

Measurement Period          Capstone Pharmacy
(Fiscal Year Covered)       Services, Inc.        Peer Group      S & P 500
2/29/92                     100                   100             100
2/28/93                      43                    82             111
2/28/94                      40                    99             120
2/28/95                      43                   133             133
12/31/95                     92                   179             166
12/31/96                    140                   241             204



     To date, the Company has not directly tied executive compensation to stock performance. The future impact of stock performance on executive compensation will be determined by the Compensation Committee.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine members. Directors are elected to hold office for one-year terms and then until their successors have been duly elected and qualified.

     The Board of Directors proposes that the nominees indicated below be elected as directors to serve for a one-year term and until their successors are duly elected and qualified. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

                       NOMINEES FOR ELECTION AS DIRECTORS

Name                                     Age      Position
----                                     ---      --------
R. Dirk Allison...........................41      President, Chief Executive Officer and Director
Joseph F. Furlong, III (1)................48      Director
John Haronian(2)(3).......................64      Director
Morris A. Perlis(1).......................48      Vice Chairman
Albert Reichmann(1).......................68      Director
Allan C. Silber...........................48      Chairman
Edward Sonshine, Q.C.(2)..................50      Director
Gail Wilensky, Ph.D.(3)...................53      Director
John E. Zuccotti(2).......................59      Director

(1)   Member of Compensation Committee
(2)   Member of Audit Committee.
(3)   Member of Disinterested Stock Option Plan Committee.

     Mr. Allison has served as President and Chief Executive Officer of the Company since May 1995. He served as President and Chief Executive Officer of Premier, an institutional pharmacy company, from July 1993 to May 1995. Mr. Allison served as President And Chief Executive Officer of Allied, a pharmacy company, from February 1988 to June 1993.

     Mr. Furlong has served as a Director of the Company since December 1994. Mr. Furlong has been President of Adirondack Capital Advisors, L.L.C., a financial advisory firm since May 1996. He was a partner of Colman Furlong & Co., a merchant banking firm, from February 1991 to April 1996 and he was a partner of Robertson Stephens & Company, an investment banking firm from November 1984 to January 1991. Mr. Furlong has served as a director of American HomePatient, Inc., a home health care provider ("American HomePatient"), since June 1994. He has served as a director of Healthy Planet Products, an environmentally friendly greeting card manufacturer, since August 1996.

      Mr. Haronian has served as a Director of the Company since January 1994. He has served as President of Tri-State Group, since April 1991. Mr. Haronian has served as President of Peoples

Liquor, Inc, since November 1991. From May 1965 until November 1990, Mr. Haronian served as President of Douglas Drug, Inc.

     Mr. Perlis has been Vice Chairman of the Company Since May 1995 and a Director since December 1994, Mr. Perlis served as interim chief executive officer of the Company from December 1994 to May 1995. He has served as a director of and consultant to Counsel, a Canadian corporation primarily engaged in the health care industry, since September 1992, and as President of Counsel since January 1994. Mr. Perlis has served as a director of American HomePatient since March 1993, and as its Chairman since May 1994. He has served as a director of NOMA, Inc., a manufacturer of consumer wire and cable, since September 1993. Mr. Perlis was President of Morris A. Perlis & Assoc., an executive management consulting firm, from September 1992 until January 1994 and President of American Express Canada, Inc. from September 1988 until September 1992. Mr. Perlis served as interim President of Stadtlander Drug Co., Inc., a mail order pharmacy company ("Stadtlander"), from September 1996 to December 1996. He has served as director of Stadtlander since July 1996 and as Chief Executive Officer since September 1996.

     Mr. Reichmann has served as a Director of the Company since August 1995. He has served as Chairman and a Director of Olympia & York Developments, Limited, a privately held Canadian real estate company, for at least five years prior to February 1993. Mr. Reichmann currently participates in major philanthropic activities in addition to serving on the boards of several major hospitals in Canada.

     Mr. Silber has served as Chairman since February 1995 and a director of the Company since December 1994. Mr. Silber has been Chairman, Chief Executive Officer and a director of Counsel since August 1979. He served as President of Counsel from August 1979 until January 1994. Mr. Silber has served as a director of American HomePatient since September 1991. Mr. Silber served as chairman of American HomePatient from September 1991 to May 1994. He has served as director of Stadtlander since July 1996 and as Chairman since September 1996.

     Mr. Sonshine has served as a Director of the Company since December 1994. He has been President and Chief Executive Officer of RioCan Real Estate Investment Trust of Toronto, Canada since July 1995. Mr. Sonshine has served as a director of American HomePatient since September 1991. Mr. Sonshine has served as Vice Chairman of Counsel since January 1994, as a director of Counsel since August 1979, and as Chairman, President and Chief Executive Officer of Counsel Management Services, Inc, since October 1993. Mr. Sonshine served as Executive Vice President of Counsel from February 1987 until January 1994. Mr. Sonshine served as President and Chief Executive Officer of Icarus Realty Corp. from February 1987 until September 1993. He has served as a director of Stadtlander since July 1996.

     Dr. Wilensky has served as a Director since August 1995. She has served as the John M. Olin Senior Fellow, Project HOPE since January 1993, and as Chair, Physician Payment Review Commission since May 1995. Dr. Wilensky served as Deputy Assistant to the President for Policy Development from March 1992 to January 1993. She was Administrator of the Health Care Financing Administration of the Department of Health and Human Services from January 1990 to March 1992. Dr. Wilensky also serves as a director for Advanced Tissue Sciences, Coram

Healthcare, Neopath Inc., Quest Diagnostics, St. Jude Medical, Syncor International, SMS Corporation and United Healthcare.

     Mr. Zuccotti has served as a Director of the Company since August 1995. He has served as Chairman, CEO and President of World Financial Properties, Inc., a real estate company, since November 1996, and had served as President and Chief Executive Officer of its predecessor company Olympia and York Companies (U.S.A.), since January 1990. Mr. Zuccotti served as a director of Olympia & York Companies (U.S.A.) since the inception of a board of directors in July 1993. He has served as a director of Dreyfus Strategic Municipal Bond Fund, Inc. since November 1989. Mr. Zuccotti also serves as director of Dreyfus California Tax Exempt Money Market Fund, Dreyfus Capital Value Fund, Inc., Dreyfus Insured Municipal Bond Fund, Dreyfus New Leaders Fund, Inc., Dreyfus Strategic Municipals, Inc., Dreyfus Municipal Bond Fund, Inc., Dreyfus Municipal Money Market Fund, Inc., and Starrett Housing Corporation. He also serves on the Board of Trustees of Columbia University.

     Pursuant to a Stock Purchase Agreement by and between Capstone and Counsel, dated December 16, 1994, so long as Counsel continues to own the common stock acquired under the Stock Purchase Agreement, Capstone will use its best efforts to cause the election to its Board of Directors of four (4) individuals designated by Counsel who are reasonably acceptable to Capstone, currently Messrs. Silber, Perlis, Sonshine and Furlong. The Stock Purchase Agreement also specifies that Capstone will use its best efforts to maintain a Board of Directors consisting of eleven (11) members. Currently Mr. Silber serves as Chairman of the Board and Mr. Perlis as Vice Chairman.

     Directors who are not officers, employees or consultants of the Company (currently all Directors except Mr. Allison) receive a fee of $500 for each meeting of the Board of Directors or any Committee of the Board attended by telephone and a fee of $1,000 for each such meeting attended in person. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or Committees of the Board.

     The Board of Directors currently has standing Audit, Compensation, and Disinterested Stock Option Plan Committees and an Executive Committee. The Board of Directors currently has no standing nominating committee.

     The Executive Committee is presently composed of Directors Silber, Perlis and Allison. Messrs. Perlis and Silber joined the Committee simultaneously with Counsel's investment in the Company in December 1994. The Delaware General Corporation Law and the Company's Bylaws provide that the Board may designate such a committee from their number to carry out the functions of the Board as permitted by law. Between meetings of the Board, an executive committee may exercise all powers of the Board except for those prohibited by Delaware General Corporation Law. During the 1996 Fiscal Year, the Executive Committee held no meetings and adopted one written consent action.

     The Audit Committee presently is composed of Directors Haronian, Sonshine and Zuccotti. Responsibilities of this Committee include engagement of independent auditors, review of audit fees, supervision of matters relating to audit functions, and review and setting of internal polices and procedures regarding audits, accounts and other financial controls. During the 1996 Fiscal Year, the Audit Committee held one meeting and adopted no written consent actions.

     The Compensation Committee presently is composed of Directors Reichmann, Perlis and Furlong. Responsibilities of this Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. Prior to the creation of the Disinterested Stock Option Plan Committee, the Compensation Committee also had the authority to grant options under the Company's option plans. During the 1996 Fiscal Year, the Compensation Committee held one meeting and adopted no written consent actions.

     The Disinterested Stock Option Plan Committee presently is composed of Directors Haronian and Wilensky. The Disinterested Stock Option Plan Committee was created June 28, 1995, and is authorized to grant options to directors and employees of the Company under the Company's Option Plans. During the 1996 Fiscal Year, the Disinterested Stock Option Plan Committee held no meetings and adopted four written consent actions.

     During the 1996 Fiscal Year, the Company's Board of Directors held six meetings and adopted eight written consent actions. Each current director who was serving on the Board of Directors during the last fiscal year attended at least 75% of the Board meetings and Committee meetings held or taken during the period in which such person served as a director of the Company and committee member during the last fiscal year.

     A plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to elect the nominees as directors of the Company. Counsel has expressed its intention to vote all its shares in favor of the election of the nominees. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES AS DIRECTORS.

                                   PROPOSAL 2:

                    INCREASE IN THE NUMBER OF SHARES RESERVED
             FOR ISSUANCE UNDER THE 1995 INCENTIVE AND NONQUALIFIED
                STOCK OPTION PLAN FOR KEY PERSONNEL AND DIRECTORS


     On May 28, 1997, the Board of Directors approved an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors ("Key Personnel Plan") to increase the number of shares of Common Stock reserved for issuance from 1,600,000 shares to 4,000,000 shares. The Board of Directors has adopted the amendment in part to provide an equity interest and incentive to directors and employees. There are approximately 70 directors and employees eligible to be granted options under the Key Personnel Plan.

     During the Company's fiscal year ended December 31, 1996, options to purchase 1,477,334 shares at exercise prices of $8.50, 10.13, 10.50 and 11.00 per share were granted under the Key Personnel Plan to employees of the Company, 562,669 of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Key Personnel Plan. Since January 1, 1997 options to purchase 40,000 shares at an exercise price of $11.50 per share were granted under the Key Personnel Plan to an employee of the Company, all of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Key Personnel Plan. As of May 27, 1997, there were outstanding under the Key Personnel Plan options, contingent and otherwise, to purchase 2,202,669 shares of Common Stock with an aggregate market value of approximately $16.7 million (based on the May 27, 1997 closing price of $10.06 per share for the Company's Common Stock). The outstanding options have expiration dates ranging from July 2005 to January 2007.

     The Key Personnel Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

     The maximum term of any option granted pursuant to the Key Personnel Plan is ten years. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the Key Personnel Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.

     The Disinterested Stock Option Plan Committee of the Board currently administers the plan. Subject to certain limitations, the Board and its Committee have the authority to determine the recipients of, as well as the exercise prices, exercise periods, length and other terms of, stock options granted pursuant to the Key Personnel Plan. In making such determinations, the Board may take into account the nature of the services rendered or to be rendered by option recipients, and their past, present or potential contributions to the Company.

     The number of shares of Common Stock which may be granted under the Key Personnel Plan or under any outstanding options will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

     Generally, no option may be exercised until the holder has been employed by the Company or one of its subsidiaries continuously for at least three months from the date of grant. In the event the option holder is terminated as an employee by reason of disability or death, the holder or his or her representative may exercise the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the employment of an option holder is terminated for "cause," as defined in the Key Personnel Plan, the unexercised options expire. In the event the option holder is terminated as an employee for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination, unless extended by agreement of the Company.

     In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right immediately prior to the dissolution, sale, merger or consolidation to exercise his or her options, in whole or in part.

     Either nonqualified or incentive stock options may be granted under the Key Personnel Plan. No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a stock option under the Key Personnel Plan. Upon an optionee's exercise of a stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     Incentive stock options granted under the Key Personnel Plan are intended to qualify for favorable tax treatment under Internal Revenue Code Section 422. No individual may be granted incentive stock options under the Key Personnel Plan exercisable for the first time during any calendar year and having an aggregate fair market value in excess of $100,000. If the recipient of an incentive stock option disposes of the underlying shares before the end of certain holding periods (essentially the later of one year after the exercise date or two years after the grant date), he or she will generally recognize ordinary income in the year of disposition in an amount equal to the difference between his or her purchase price and the fair market value of the Common Stock on the exercise date. If a disposition does not occur until after the expiration of the holding periods, the recipient will generally recognize a capital gain equal to the excess of the disposition price over the price paid by the recipient on the exercise date. The Company generally will not be entitled to a tax deduction for compensation expense on account of the original sales to employees, but may be entitled to a deduction if a participant disposes of stock received upon exercise of an incentive stock option under the Key Personnel Plan prior to the expiration of the holding periods.

     A copy of the amendment to the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors is attached hereto as Exhibit A.

     A majority of the votes cast for shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to approve the amendment of the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors. Counsel has expressed its intention to vote all of its shares in favor of the amendment. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT.

                                   PROPOSAL 3:

                    INCREASE IN THE NUMBER OF SHARES RESERVED
                    FOR ISSUANCE UNDER THE 1995 NONQUALIFIED
                         STOCK OPTION PLAN FOR DIRECTORS


     On May 28, 1997, the Board of Directors approved an amendment to the Company's 1995 Nonqualified Stock Option Plan for Directors ("Director Plan") to increase the number of shares of Common Stock reserved for issuance from 200,000 shares to 400,000 shares. The Board of Directors has adopted the amendment in part to provide an equity interest and incentive to directors. The nine members of the Board of Directors are eligible to participate in the Director Plan.

     During the Company's fiscal year ended December 31, 1996, options to purchase 25,000 shares at an exercise prices of $11.25 per share were granted under the Director Plan to directors of the Company, none of which are contingent upon adoption by the Company's stockholders of the proposed amendment to the Director Plan. No options have been granted under the Director Plan since January 1, 1997. As of May 27, 1997, there were outstanding under the Director Plan options, contingent and otherwise, to purchase 187,500 shares of Common Stock with an aggregate market value of approximately $1.2 million (based on the May 27, 1997 closing price of $10.06 per share for the Company's Common Stock). The outstanding options have expiration dates ranging from August 2005 to December 2006.

     The Director Plan provides that the exercise price of an option must not be less than the fair market value of the Common Stock on the trading day next preceding the date of grant. Payment for shares of Common Stock to be issued upon exercise of an option may be made either in cash, Common Stock or any combination thereof, at the discretion of the option holder.

     The maximum term of any option granted pursuant to the Director Plan is ten years. Options are nontransferable, other than by will, the laws of descent and distribution or pursuant to certain domestic relations orders. Shares subject to options granted under the Director Plan which expire, terminate or are canceled without having been exercised in full become available again for option grants.

     The Disinterested Stock Option Plan Committee of the Board currently administers the plan. Subject to certain limitations, the Board and its Committee have the authority to determine the exercise periods, length and other terms of stock options granted pursuant to the Director Plan. The Director Plan provides that members of the Board who are serving on the last day of the Company's fiscal year and who have served for six months of such fiscal year will be granted options to acquire 2,500 shares of Common Stock.

     The number of shares of Common Stock which may be granted under the Director Plan or under any outstanding options will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of the Company's assets to its stockholders for which the Company receives no consideration.

     Generally, no option may be exercised to any extent until the holder has served as a director of the Company continuously for at least three months from the date of grant. In the event the option holder ceases to serve as a director by reason of disability or death, the holder or his or her representative may exercise the option for a period of 12 months following such termination unless the Board of Directors elects, in its sole discretion, to extend the exercise period. If the service of the option holder is terminated for "cause," as defined in the Director Plan, the unexercised options expire. In the event service of the option holder is terminated for any reason other than disability, death or cause, the holder may exercise his or her option for a period of three months following termination, unless extended by agreement of the Company.

     In the event of a dissolution or sale of all or substantially all of the assets of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding option will terminate, unless there is an express assumption of the option by the surviving corporation. However, as to any option which is to so terminate, each holder will have the right immediately prior to the dissolution, sale, merger or consolidation to exercise his or her options, in whole or in part.

     Only nonqualified stock options may be granted under the Director Plan. No federal income tax consequences occur to either the Company or the optionee upon the Company's grant or issuance of a stock option under the Director Plan. Upon an optionee's exercise of a stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the stock purchased pursuant to the exercise of the option and the exercise price of the option. However, if the stock purchased upon exercise of the option is not transferable or is subject to a substantial risk of forfeiture, then the optionee will not recognize income until the stock becomes transferable or is no longer subject to such a risk of forfeiture (unless the optionee makes an election under Internal Revenue Code Section 83(b) to recognize the income in the year of exercise, which election must be made within 30 days of the option exercise). The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee in the year in which such income is recognized by the optionee. Upon a subsequent disposition of the stock, the optionee will recognize capital gain to the extent the sales proceeds exceed the optionee's cost of the stock plus the previously recognized ordinary income.

     A copy of the amendment to the 1995 Nonqualified Stock Option Plan for Directors is attached hereto as Exhibit B.

     A majority of the votes cast for shares of Common Stock present or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required to approve the amendment of the 1995 Nonqualified Stock Option Plan for Directors. Counsel has expressed its intention to vote all of its shares in favor of the amendment. THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED AMENDMENT.

                                NEW PLAN BENEFITS


     Since December 31, 1996, options to acquire an aggregate of 40,000 shares of Common Stock were granted, all of which are subject to approval by the stockholders of the amendment to the Key Personnel Plan, which will allow the Company to reserve up to 4,000,000 shares of Common Stock for issuance under the Key Personnel Plan. In 1996 and 1997 the Company granted options with respect to an additional 602,669 shares that are contingent upon such approval. Since December 31, 1996, there have not been any options granted under the Director Plan. However, each of the directors will receive an automatic grant of 2,500 shares on December 31, 1997. 10,000 shares granted pursuant to the automatic grants will be subject to the adoption of an amendment to the Director Plan. The following table sets forth those granted options that are subject to adoption of the amendments to the respective plans and held by (i) each executive officer named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors, who are not executive officers, as a group, and (iv) all employees, including all current officers who are not executive officers, as a group. The following table does not reflect options previously granted under the Key Personnel Plan and the Director Plan which are not subject to the amendment. These options are instead noted in footnotes 2 and 3 to the table.

                              NEW PLAN BENEFITS

                                                    KEY PERSONNEL PLAN                           DIRECTOR PLAN
                                              ------------------------------            -------------------------------
                                                DOLLAR             NUMBER OF               DOLLAR             NUMBER OF
            NAME AND POSITION                 VALUE($)(1)           UNITS(2)             VALUE($)(1)           UNITS(3)
            -----------------                 -----------          ---------             -----------           -------
R. Dirk Allison                                   -0-                250,000                 -0-                 2,500
  President, CEO, Director, Nominee
James D. Shelton                                  -0-                 40,000                 -0-                  -0-
  Executive Vice President, Chief
  Financial Officer and Secretary
Robert Della Valle                                -0-                100,000                 -0-                  -0-
  Executive Vice President and Chief
  Operating Officer
Morris Perlis                                     -0-                 14,335                 -0-                 2,500
  Director, Nominee
Allan C. Silber                                   -0-                 14,334                 -0-                 2,500
  Director, Nominee
All current Executive Officers                    -0-                390,000                 -0-                 2,500
  as a group (3 persons)
All current Directors who are not                 -0-                 28,669                 -0-                20,000
  Executive Officers as a group
  (8 persons)
All Employees including Officers                  -0-                184,000                 -0-                  -0-
  who are not Executive Officers
  as a group (16 persons)

----------

1 The Dollar Value of all contingent options is -0- because the exercise price of each option is equal to the fair market value of the underlying common stock on the date of grant. Actual dollar values that may be realized will be based on the exercise price and the market price of the Common Stock on the date of exercise, and are thus indeterminable at this time.

2 Number of Units references number of shares of Common Stock underlying options granted under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors contingent upon stockholder approval. Options previously granted under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors and not subject to the proposed amendment to the plan are as follows: 125,000 to officer Allison; 50,000 to officer Della Valle; 10,000 to former officer Hughes; 310,666 to director Silber; 310,665 to director Perlis and 163,334 to other employees of the Company, none of which have been exercised. No individual other than Allan C. Silber and Morris A. Perlis has or is expected to receive options to acquire five percent (5%) or more of the Common Stock available upon exercise of options under the 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors.

3 Number of Units references number of shares of Common Stock underlying options to be granted under the 1995 Nonqualified Stock Option Plan for Directors in December 1997 if stockholder approval is obtained. Options previously granted under the 1995 Nonqualified Stock Option Plan for Directors and not subject to the proposed amendment to the plan are as follows: 17,500 to director Allison; 20,000 to director Silber; 20,000 to director Perlis; 20,000 to director Sonshine and 110,000 to other directors of the Company, none of which have been exercised.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP was appointed by the Board of Directors to serve as the Company's Independent Public Accountants for the fiscal year ended December 31, 1997. A representative of that firm will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he so desires and to respond to questions.

                             DEADLINE FOR SUBMITTING
                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for consideration at the Company's 1998 Annual Meeting of Stockholders must be received by the Company's executive offices at 9901 East Valley Ranch Parkway, Suite 3001, Irving, Texas 75063, no later than February 3, 1998, if any such proposal is to be eligible for inclusion in the Company's proxy materials for that Annual Meeting of Stockholders.

                                  OTHER MATTERS

     The management of the Company knows of no other matters to be brought before the Annual Meeting of Stockholders. If any other matter is duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matter in accordance with their best judgment.

     A copy of the Company's Annual Report to Shareholders is being mailed to each stockholder of record together with this Proxy Statement.

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE ANNUAL MEETING, THE PROXY MAY, IF SUCH STOCKHOLDER WISHES, BE REVOKED AND SUCH STOCKHOLDER MAY VOTE THE SHARES IN PERSON. IN ADDITION, A PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE SUCH PROXY IS VOTED.

                                                                       EXHIBIT A


                               AMENDMENT NO. 2 TO
                        CAPSTONE PHARMACY SERVICES, INC.
                1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                         FOR KEY PERSONNEL AND DIRECTORS


     Amendment No. 2 to Capstone Pharmacy Services, Inc. (the "Corporation") 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors (the "Plan"). Capitalized terms used in this Amendment No. 2, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Plan.

     1. The Plan is hereby amended by striking Section 3 in its entirety and inserting the following in lieu thereof:

          3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 4,000,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, reorganization, merger, consolidation, share combination or similar recapitalization involving the Common Stock or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                         -- End of Amendment --

                                                                       EXHIBIT B


                               AMENDMENT NO. 1 TO
                        CAPSTONE PHARMACY SERVICES, INC.
                1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS


     Amendment No. 1 to Capstone Pharmacy Services, Inc. (the "Corporation") 1995 Nonqualified Stock Option Plan for Directors (the "Plan"). Capitalized terms used in this Amendment No. 1, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Plan.

     1. The Plan is hereby amended by striking Section 3 in its entirety and inserting the following in lieu thereof:

          3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 400,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock, any merger, consolidation or reorganization, or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

                                                          -- End of Amendment --

                                                                      Appendix A

PROXY                   CAPSTONE PHARMACY SERVICES, INC.                   PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 27, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints R. Dirk Allison and James D. Shelton, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of the Stockholders of Capstone Pharmacy Services, Inc., to be held on June 27, 1997, at 8:00 a.m. Eastern Daylight Time at Hotel Intercontinental, 111 East 48th Street, New York, New York 10017, and at any adjournments or postponements thereof, in accordance with the following instructions:

(1) ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below                    [ ] WITHHOLD AUTHORITY to vote for all
      (except as marked to the contrary below)                 nominees listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK
                  THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

John Haronian             Allan C. Silber           Morris A. Perlis          Dr. Gail Wilensky
Edward Sonshine, Q.C.     R. Dirk Allison           John E. Zuccotti          Albert Reichmann
Joseph F. Furlong, III

(2) To approve an amendment to the Company's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel and Directors to increase the number of shares of Common Stock reserved for issuance from 1,600,000 shares to 4,000,000 shares.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

(3) To approve an amendment to the Company's 1995 Nonqualified Stock Option Plan for Directors to increase the number of shares to Common Stock reserved for issuance from 200,000 shares to 400,000 shares.

  [ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

(4) In their discretion, on such other matters as may properly come before the meeting.

  [ ] FOR DISCRETION            [ ] AGAINST DISCRETION            [ ] ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE 1995 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN FOR KEY PERSONNEL AND DIRECTORS, FOR THE AMENDMENT TO THE 1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS, AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

                                              Dated:                        1997
                                                    -----------------------,

                                              ----------------------------------

                                              Dated:                        1997
                                                    -----------------------,

                                              ----------------------------------

                                              Signatures of stockholder(s)
                                              should correspond exactly with the
                                              name printed hereon. Joint owners
                                              should each sign personally.
                                              Executors, administrators,
                                              trustees, etc., should give full
                                              title and authority.

                        CAPSTONE PHARMACY SERVICES, INC.
                   9901 EAST VALLEY RANCH PARKWAY, SUITE 3001
                              IRVING, TEXAS 75063